Exhibit (m)(2)

COLUMBIA FUNDS SERIES TRUST

DISTRIBUTION PLAN

This Distribution Plan (the “Plan”) relating to the shares (collectively, the “Shares”) of the legal entity listed on Exhibit I hereto (the “Trust”), on behalf of each series thereof listed on Exhibit I (each a “Fund”), has been adopted by the trustees of the Trust (the “Trustees”), in conformity with Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”).

Section 1. The Trust, on behalf of each Fund that is a series thereof, will pay to Columbia Management Distributors, Inc., a Massachusetts corporation (“CMD”), or to such other person as may from time to time be engaged and appointed to act as the distributor of its Shares (each such person, including CMD, a “Distributor”), a fee (the “Distribution Fee”) at an aggregate annual rate not to exceed the percentage of the Fund’s average daily net assets attributable to such Shares set forth for such Fund on Exhibit I, as compensation for services rendered in connection with the sale of such Shares by the Distributor and related expenses incurred by the Distributor. Subject to such limit and subject to the provisions of Section 6 hereof, the Distribution Fee shall be as approved from time to time by (a) the Trustees and (b) the Disinterested Trustees (as defined below). The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Trustees shall determine.

Each distribution agreement shall provide that the Distributor that is a party to such agreement will receive its Allocable Portion of the fee specified in such agreement. Unless and until a person other than CMD shall serve as a distributor of the Shares of the Trust, CMD’s “Allocable Portion” of the total Distribution Fee payable in respect of such Shares shall be 100%, and thereafter each Distributor’s Allocable Portion of the total Distribution Fee payable in respect of Shares of any Fund shall be the portion of the Distribution Fee attributable to (i) outstanding Shares of the Fund sold by the Distributor (“Commission Shares”), plus (ii) Shares of the Fund issued in connection with the exchange of Commission Shares of another Fund and/or Shares of the Fund issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of another Fund, plus (iii) Shares of the Fund issued in reinvestment of dividends or capital gain distributions in respect of Commission Shares of the Fund; provided that the mechanics of attributing the portion of the Distribution Fee for a Fund to particular Shares for purposes of calculating a Distributor’s Allocable Portion shall be as agreed by the Trust and the Distributor in light of systems capabilities for tracking the aging, exchange, and reinvestment experience of Shares sold by the Distributor.

A Distributor will be deemed to have fully earned its Allocable Portion of the Distribution Fee payable in respect of Shares of the Trust upon the sale of the Commission Shares of the Trust taken into account in determining such Distributor’s Allocable Portion of such Distribution Fee.

The Distribution Fee shall be payable to the relevant Distributor or, with respect to such portion of the Distribution Fee as the Distributor may from time to time instruct, to the person or persons to whom such Distributor may from time to time instruct the Trust to make payments.

Section 2. Payments made to a Distributor pursuant to Section 1 may be used by the Distributor for any purpose, including (but not limited to) to compensate or reimburse the Distributor and any banks, broker/dealers or other financial institutions that have entered agreements with the Distributor in conformity with Section 8 (“Selling Agents”) for distribution or sales support services rendered, and related expenses incurred, for or on behalf of the Fund. The Distributor may pay all or any portion of the Distribution Fee to any Selling Agents (including, but not limited to, any affiliate of the Distributor) as commissions, asset-based sales charges or other compensation with respect to the sale of the Shares, and may retain all or any portion of the Distribution Fee as compensation for the Distributor’s services as agent for the distribution of Shares. All payments under this Distribution Plan are intended to qualify as “asset-based sales charges” as defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (or any successor provision) as in effect from time to time. Notwithstanding anything herein to the contrary, no Fund or class of shares shall make any payments under the Plan that exceed the maximum amounts payable under applicable Conduct Rules of the National Association of Securities Dealers, Inc.

Joint distribution or sales support financing with respect to a Fund (which financing may also involve other investment portfolios or companies that are affiliated persons of the Fund, or affiliated persons of the Distributor) shall be permitted in accordance with applicable regulations of the Securities and Exchange Commission as in effect from time to time.

For each Fund class, the shareholders of which have approved (or may be deemed to have approved because the plan was adopted before any public offering of such Fund’s Shares or the sale of such Shares to persons that are not affiliated persons of the Fund or affiliated persons of such persons) a distribution or servicing plan under Rule 12b-1 under the 1940 Act providing for the payments in excess of the annual rate at which Distribution Fees are paid hereunder,1 to the extent any payments made by such Fund pursuant to a Shareholder Servicing Plan and/or Servicing Agreement are deemed to be payments for activity primarily intended to result in the sale of Shares, such payments shall be deemed to have been approved pursuant to this Plan.

Section 3. Any officer designated by the Trust is authorized to execute and deliver, in the name of and on behalf of the Trust, a written agreement with a Distributor in such a form as may be approved by the Trustees from time to time. Such agreement shall authorize the Distributor to enter into written agreements with Selling Agents, based on such form(s) of sales support agreements as may be approved by the Board of Trustees from time to time and on such additional forms of agreement as the Distributor deems appropriate, provided that the Distributor determines that the Trust’s responsibility or liability to any person under, or on account of any acts or statements of any such Selling Agent under, any such sales support agreement does not exceed its responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees.

Section 4. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 5. This Plan shall continue in effect with respect to any class of Shares of a Fund for a period of more than one year only so long as such continuance is specifically approved at least annually by votes of the majority of the Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

[1]	Such Funds and classes include the Funds and classes identified on Exhibit II attached hereto.

Section 6. This Plan may not be amended to increase materially the amount to be spent with respect to any class of Shares of a Fund for distribution hereunder without approval by a vote of at least a majority of the outstanding Shares of such class, and all material amendments of this Plan shall be approved in the manner provided for continuation of this Plan in Section 5.

Section 7. This Plan is terminable at any time with respect to any class of Shares of any Fund by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding Shares of such class.

Section 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide:

A. That such agreement may be terminated with respect to any class of Shares of a Fund at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a majority of the outstanding Shares of such class, on not more than 60 days’ written notice to any other party to the agreement; and

B. That such agreement shall terminate automatically in the event of its assignment.

Section 9. The Trust will preserve copies of this Plan, and any agreement or written report regarding this Plan presented to the Board of Trustees for a period of not less than six years.

Section 10. As used in this Plan, (a) the term “Disinterested Trustees” shall mean those Trustees who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms “assignment” and “interested person” shall have the respective meanings specified in the Act and the rules and regulations thereunder, and the term “majority of the outstanding Shares of the Fund” shall mean the lesser of the 67% or the 50% voting requirements specified in clauses (A) and (B), respectively, of the third sentence of Section 2(a)(42) of the Act, all subject to such exemptions as may be granted by the Securities and Exchange Commission.

Section 11. This Plan is adopted by the Trustees as Trustees of the Trust, and not individually, and the obligations of the Trust hereunder are not those of the Trustees, officers, representatives or agents of the Trust individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the assets of the Trust, and all persons dealing with a Trust or Fund must look solely to the Trust property belonging to such Fund for the enforcement of any claims against the Trust.

EXHIBIT I

COLUMBIA FUNDS SERIES TRUST

Non-Money Market Funds	Class B Shares	Class C Shares	Class R Shares
Columbia Asset Allocation Fund II	0.75%	0.75%	N/A
Columbia California Intermediate Municipal Bond Fund	0.75%	0.75%	N/A
Columbia Convertible Securities Fund	0.75%	0.75%	N/A
Columbia Georgia Intermediate Municipal Bond Fund	0.75%	0.75%	N/A
Columbia Global Value Fund	0.75%	0.75%	N/A
Columbia High Income Fund	0.75%	0.75%	N/A
Columbia International Value Fund	0.75%	0.75%	N/A
Columbia Large Cap Core Fund	0.75%	0.75%	N/A
Columbia Large Cap Enhanced Core Fund	N/A	N/A	0.50%
Columbia Large Cap Index Fund	0.75%	N/A	N/A
Columbia Large Cap Value Fund	0.75%	0.75%	0.50%
Columbia LifeGoal Balanced Growth Portfolio	0.75%	0.75%	0.50%
Columbia LifeGoal Growth Portfolio	0.75%	0.75%	0.50%
Columbia LifeGoal Income and Growth Portfolio	0.75%	0.75%	0.50%
Columbia LifeGoal Income Portfolio	0.75%	0.75%	N/A
Columbia Marsico Focused Equities Fund	0.75%	0.75%	N/A
Columbia Marsico Global Fund	N/A	0.75%	0.50%
Columbia Marsico Growth Fund	0.75%	0.75%	0.50%
Columbia Marsico International Opportunities Fund	0.75%	0.75%	0.50%
Columbia Marsico 21st Century Fund	0.75%	0.75%	0.50%
Columbia Maryland Intermediate Municipal Bond Fund	0.75%	0.75%	N/A
Columbia Masters Global Equity Portfolio	0.75%	0.75%	N/A
Columbia Masters Heritage Portfolio	0.75%	0.75%	N/A
Columbia Masters International Equity Portfolio	0.75%	0.75%	0.50%
Columbia Mid Cap Value Fund	0.75%	0.75%	0.50%
Columbia Multi-Advisor International Equity Fund	0.75%	0.75%	0.50%
Columbia North Carolina Intermediate Municipal Bond Fund	0.75%	0.75%	N/A
Columbia Short Term Bond Fund	0.75%	0.75%	N/A
Columbia Overseas Value Fund	N/A	0.75%	0.50%
Columbia Short Term Municipal Bond Fund	0.75%	0.75%	N/A
Columbia Small Cap Growth Fund II	0.75%	0.75%	N/A
Columbia Small Cap Value Fund II	0.75%	0.75%	0.50%
Columbia South Carolina Intermediate Municipal Bond Fund	0.75%	0.75%	N/A
Columbia Total Return Bond Fund	0.75%	0.75%	N/A
Columbia Virginia Intermediate Municipal Bond Fund	0.75%	0.75%	N/A

	Shares
Money Market Funds	Class A	Class B	Class C	Daily	Liquidity	Investor
Columbia California Tax-Exempt Reserves	N/A	N/A	N/A	0.35%	0.25%	0.10%
Columbia Cash Reserves	0.10%	0.75%	0.75%	0.35%	0.25%	0.10%
Columbia Government Plus Reserves	N/A	N/A	N/A	N/A	0.25%	N/A
Columbia Government Reserves	0.10%	N/A	N/A	0.35%	0.25%	0.10%
Columbia Money Market Reserves	N/A	N/A	N/A	N/A	0.25%	0.10%
Columbia Municipal Reserves	N/A	N/A	N/A	0.35%	0.25%	0.10%
Columbia New York Tax-Exempt Reserves	0.10%	N/A	N/A	0.35%	N/A	N/A
Columbia Tax-Exempt Reserves	0.10%	N/A	N/A	0.35%	0.25%	0.10%
Columbia Treasury Reserves	0.10%	N/A	N/A	0.35%	0.25%	0.10%
Columbia Connecticut Municipal Reserves	N/A	N/A	N/A	N/A	N/A	N/A
Columbia Massachusetts Municipal Reserves	N/A	N/A	N/A	N/A	N/A	N/A

Current as of the 30th day of April, 2008.

EXHIBIT II

COLUMBIA FUNDS SERIES TRUST

Non-Money Market Funds	Class B Shares	Class C Shares
Columbia Asset Allocation Fund II	0.75%	0.75%
Columbia California Intermediate Municipal Bond Fund	0.75%	0.75%
Columbia Convertible Securities Fund	0.75%	0.75%
Columbia Georgia Intermediate Municipal Bond Fund	0.75%	0.75%
Columbia Global Value Fund	0.75%	0.75%
Columbia High Income Fund	0.75%	0.75%
Columbia International Value Fund	0.75%	0.75%
Columbia Large Cap Core Fund	0.75%	0.75%
Columbia Large Cap Enhanced Core Fund	N/A	N/A
Columbia Large Cap Value Fund	0.75%	0.75%
Columbia LifeGoal Balanced Growth Portfolio	0.75%	0.75%
Columbia LifeGoal Growth Portfolio	0.75%	0.75%
Columbia LifeGoal Income and Growth Portfolio	0.75%	0.75%
Columbia LifeGoal Income Portfolio	0.75%	0.75%
Columbia Marsico Focused Equities Fund	0.75%	0.75%
Columbia Marsico Global Fund	N/A	0.75%
Columbia Marsico Growth Fund	0.75%	0.75%
Columbia Marsico International Opportunities Fund	0.75%	0.75%
Columbia Marsico 21st Century Fund	0.75%	0.75%
Columbia Maryland Intermediate Municipal Bond Fund	0.75%	0.75%
Columbia Masters Global Equity Portfolio	0.75%	0.75%
Columbia Masters Heritage Portfolio	0.75%	0.75%
Columbia Masters International Equity Portfolio	0.75%	0.75%
Columbia Mid Cap Value Fund	0.75%	0.75%
Columbia Multi-Advisor International Equity Fund	0.75%	0.75%
Columbia North Carolina Intermediate Municipal Bond Fund	0.75%	0.75%
Columbia Overseas Value Fund	N/A	0.75%
Columbia Short Term Bond Fund	0.75%	0.75%
Columbia Short Term Municipal Bond Fund	0.75%	0.75%
Columbia Small Cap Growth Fund II	0.75%	0.75%
Columbia Small Cap Value Fund II	0.75%	0.75%
Columbia South Carolina Intermediate Municipal Bond Fund	0.75%	0.75%
Columbia Total Return Bond Fund	0.75%	0.75%
Columbia Virginia Intermediate Municipal Bond Fund	0.75%	0.75%

	Shares
Money Market Funds	Class A	Daily	Adviser
Columbia California Tax-Exempt Reserves	N/A	0.35%	0.25%
Columbia Cash Reserves	0.10%	0.35%	0.25%
Columbia Government Reserves	0.10%	0.35%	0.25%
Columbia Money Market Reserves	N/A	0.35%	0.25%
Columbia Municipal Reserves	N/A	0.35%	0.25%
Columbia New York Tax-Exempt Reserves	0.10%	0.35%	0.25%
Columbia Tax-Exempt Reserves	0.10%	0.35%	0.25%
Columbia Treasury Reserves	0.10%	0.35%	0.25%

Current as of the 30th day of April, 2008.